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                                                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the previously filed Registration Statements on Form S-3 (Nos. 333-02377, 333-11817, and 33-27814) and Form S-8 (Nos. 333-67301, 333-59911, 333-71171, 333-67591,
333-71253, 333-41089, 333-28507, 333-17363, 333-13207, 333-13205, 333-02363,
2-87392, 33-23306, 33-35928, 33-53454, 33-55257, 33-56269, and 33-65467) of
Union Planters Corporation of our report dated January 21, 1999, except as to
Note 2 which is as of March 5, 1999, appearing on page 37 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.






/s/PRICEWATERHOUSECOOPERS LLP
Memphis, Tennessee
March 22, 1999